EXHIBIT 10.44

                                 PROMISSORY NOTE



$100,000.00                                               Date:  April 19, 2001



FOR VALUE RECEIVED, PAWNBROKER.COM hereby promises to pay, in lawful money of the United States of America, to the order of EDWARD F. ROMANO, the PRINCIPAL SUM of $100,000.00 plus interest at the rate of eighteen percent (18%) per annum from April 19th, 2001. The term of the loan shall be 90 days and the balance of principal and interest shall be due and payable on the nineteenth day of July, 2001. Any part or all of the balance of said principal sum may be prepaid at any time without penalty.

The undersigned promises and agrees that in case of default in the payment of any installment of principal and/or interest as provided herein, or in the event that any maker of this Note shall make a general assignment for the benefit of creditors or be adjudged a bankrupt, then upon the happening of any one of such events, the whole sum of principal and interest which shall then remain unpaid shall become forthwith due and payable, although the time of maturity as expressed in this promissory Note shall not have arrived.

If one or more of the provisions of this Note shall be deemed invalid, illegal or unenforceable in any respect, such provision shall be deemed to be severed from the note, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Without limiting the generality of the foregoing, any provisions herein to the contrary notwithstanding, Holder shall in no event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that Holder shall be paid, as interest, a sum greater than the maximum amount permitted by law. If any construction of this Note indicates a different right given to the Holder to ask for, demand or receive any larger sum, as interest, such is a mistake in calculation or in wording which this clause shall override and control, and proper adjustment shall automatically be made accordingly.

The undersigned promises and agrees that in case any suit or legal or equitable action, or proceedings, are instituted to collect this Note or any portion thereof, or any interest thereon, to pay all costs and expenses in connection therewith including a reasonable attorney's fee.

The maker and endorser severally waive presentment for payment, demand, notice, protest and notice of protest, diligence and nonpayment of this Note, and all defenses on the ground of any extension of time of payment that may be given by the Holder or Holders to them or either of them, and/or any other defenses which they or either of them might or could have.

       PAWNBROKER.COM
       a Delaware Corporation



                                  By: /s/ Joseph D. Schlader
                                      ------------------------------------------
                                      Joseph D. Schlader, President